                                                                    EXHIBIT 10.3

                           INKSURE TECHNOLOGIES, INC.

                            FORM OF LOCK-UP AGREEMENT

                                  April 8, 2008

InkSure Technologies Inc.
1770 N.W. 64th Street
Fort Lauderdale, Florida 33309

     Re: INKSURE TECHNOLOGIES INC. - LOCK-UP AGREEMENT

Dear Sirs:

     This Lock-Up Agreement is being delivered to you in connection with the
Amendment, Exchange and Purchase Agreements (the "AMENDMENT, EXCHANGE AND
PURCHASE AGREEMENTS"), dated as of April 8, 2008, by and among InkSure
Technologies Inc. (the "COMPANY") and each of the investors party thereto (the
"BUYERS"), with respect to the issuance to each Buyer of (i) senior secured convertible notes of the Company (the "NOTES"), which will, among other things, be convertible into shares of the Company's common stock, $0.01 par value per share (the "COMMON STOCK", as converted, the "CONVERSION SHARES") in accordance with the terms of the Notes and (ii) two (2) series of warrants (the
"WARRANTS"), which will be exercisable to purchase shares of Common Stock (as exercised collectively, the "WARRANT SHARES"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the
Amendment, Exchange and Purchase Agreements.

     In order to induce the Buyers to enter into the Amendment, Exchange and
Purchase Agreements, the undersigned agrees that, commencing on the date hereof and ending on the date one hundred eighty (180) calendar days after the Closing
Date (the "LOCK-UP PERIOD"), the undersigned will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as
amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any shares of Common Stock owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the
Securities and Exchange Commission, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the
Securities and Exchange Commission, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise (collectively, the
"UNDERSIGNED'S SHARES").

     The foregoing restriction is expressly agreed to preclude the undersigned or any affiliate of the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if the
Undersigned's Shares would be disposed of by someone other than the undersigned.
Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned's
Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned's Shares.

     Notwithstanding the foregoing, the undersigned may transfer the
Undersigned's Shares (i) as a BONA FIDE gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, "IMMEDIATE
FAMILY" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) and (ii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions during the Lock-Up Period, provided that such stop transfer instructions are automatically removed on the first
(1st) Business Day after the end of the Lock-Up Period.

     The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

     This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

     This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this
Lock-Up Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

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                                                    Very truly yours,

                                                    ____________________________
                                                    Exact Name of Stockholder

                                                    ____________________________
                                                    Authorized Signature

                                                    ____________________________
                                                    Title

Agreed to and Acknowledged:

INKSURE TECHNOLOGIES, INC.

By: ____________________________
    Name:
    Title: